Marketing Company Agreement

NHS PHARMA SALES, Inc.

THIS AGREEMENT, entered into as of January 26, 2015 (the “Effective Date”) by and between NHS PHARMA SALES INC., a corporation organized and existing under the laws of the State of California (hereinafter referred to as “NHSPS” or the “Company”) whose legal address is 1323 W Colton Ave Suite 120, Redlands, CA 92374, and MESA PHARMACY INC a corporation organized and existing under the laws of the state of California, (hereinafter referred to as MESA) whose legal address is 18013 Sky Park Circle, Suite D Irvine, CA 92614.

WHEREAS, NHSPS is engaged in the marketing, sale and distribution of pharmaceutical products and related accessories suitable for pharmacies.

WHEREAS, NHSPS and MESA desire to enter into a relationship, whereby NHSPS will promote the sale of MESA’s products and services in the geographical areas where MESA has a viable State Pharmacy License (collectively, the “Services”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, it is mutually agreed upon as follows:

1. TERRITORY:

The NHSPS’s territory in conducting the Services will consist of the geographical area described below:

The entire United States of America

It is understood that NHSPS has the right to appoint additional marketing representatives to perform the Services in NHSPS’s territory (the “NHSPS Groups”); NHSPS understands that it does not have an exclusive territory.

2. DUTIES OF NHSPS

NHSPS will use its best efforts to solicit orders for the sale of compounded medications for MESA. NHSPS, and the NHSPS Groups, shall offer these products in a clear, understandable and professional manner. In this regard, NHSPS, and the NHSPS Groups, will present MESA products and accessories to physicians, health facilities, direct and indirect personnel, hospitals, and consumers within the NHSPS’s territory. NHSPS, and the NHSPS Groups, will at all times emphasize and adhere to all regulations and practices relating to user safety, shall at all times maintain a professional appearance and shall provide after-sales service to any customer who has purchased or purchases products and accessories in accordance with this Agreement and applicable laws. Additionally, NHSPS, and the NHSPS Groups, through their independent contractor or employment relationship with NHSPS, must submit all physicians’ names, addresses, phone numbers, and an original script ordered from the physician, once the original script has been issued from the physician the account will then be deemed to be an NHSPS exclusive account. At any time during the calendar year if the physician does not write a script for any period longer than 59 calendar days the physician will be deemed to be “available” to other marketing representatives, to solicit services and products and sign up the physicians on behalf of MESA.

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Marketing Company Agreement

3. PRECRIPTIONS

All NHSPS’ solicitations for MESA’s products and/or accessories will be conducted in accordance with such procedures, and terms and conditions as MESA may specify from time to time, and applicable laws. All medical prescriptions or sales orders are subject to MESA’s approval.

4. AGENCY

NHSPS is an independent contractor, and under no circumstances will NHSPS commit to the delivery of MESA products and/or accessories, or purport to legally bind MESA in any matter, or hold itself out as an agent with legal authority to bind MESA without MESA’s prior written consent. All accepted Prescriptions, i.e., MESA’s products and/or accessories, whether or not delivery dates are specified, shall be subject to delays in manufacture or delivery due to any cause beyond MESA’s reasonable control. NHSPS, and the NHSPS Groups may include the MESA logo on the bottom of their business card, however a sample must be submitted to MESA prior to the printing of the same for written approval.

5. RULES OF CONDUCT

In the course of representing MESA, NHSPS, and the NHSPS Groups shall adhere to the following rules of conduct, which include, but are not limited to:

(a) NHSPS, and the NHSPS Groups, shall not disparage, denigrate, “run down” or make any negative comments regarding another manufacturer or competitors’ product or service.

(b) NHSPS, and the NHSPS Groups, shall not solicit or sell MESA products and/or accessories, or enter into a type of arrangement, wherein the sale of MESA products is made conditional in any way on a user’s purchase of another company’s products.

(c) Each NHSPS representative, and the NHSPS Groups, shall at all times maintain a professional appearance and shall not perform any of his duties set forth in this agreement, while intoxicated in any manner or under the influence of any illegal drug.

(d) NHSPS, and the NHSPS Groups, shall comply with all applicable laws while performing the Services. The parties will execute a Business Associate Addendum, to address any protected health information to which NHSPS, and the NHSPS Groups, may require access to perform its duties under this Agreement.

(e) Under no circumstances shall the NHSPS, and/or the NHSPS Groups market, sell or demonstrate MESA products and accessories together with any after-market product that has not been approved by MESA.

(e) NHSPS understands and agrees that any failure to enforce the paragraphs contained in section 5 of this Agreement is not to be considered a waiver of MESA’s rights hereunder and NHSPS, and each NHSPS representative, and NHSPS Group, hereby waives any right to the defense of waiver.

Any violation of any of the above provisions shall be grounds for immediate termination of this Agreement by MESA.

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Marketing Company Agreement

6. PERSONNEL

NHSPS shall not use any person to perform any duties under this Agreement, unless said person/NHSPS Group has completed all the following:

(a) Successfully passed the MESA presentation and Product Training Course, and any other tests or courses deemed necessary to perform the duties as provided herein.

(b) Received MESA’s prior approval to market its products and/or accessories.

If any person employed by, or affiliated with NHSPS, or the NHSPS Group, performs any duties not approved by MESA, NHSPS shall waive its right to receive commissions and MESA shall have the right to immediately terminate this Agreement. NHSPS agrees and understands that MESA may, at any time, request that a member of NHSPS, and/or any of the NHSPS Groups, take and successfully complete educational courses in order to perform the Services.

7. USE OF INFORMATION

Only approved information, and terms and conditions by MESA will be used in any advertising, sales promotions, solicitation and other duties set forth in this Agreement, NHSPS, nor the NHSPS Groups, will undertake to design or re-engineer MESA products and/or accessories, or advise any person on any technical specification, training practices, bulletins, or accepted practices of MESA.

IN THE EVENT NHSPS, AND/OR THE NHSPS GROUPS, ADVISES ANY PERSON CONTRARY TO MESA POLICIES, SPECIFICATIONS, TERMS AND CONDITIONS OR PROCEDURES CONCERNING MESA’S PRODUCT LINE, OR THE PROPER USE OF MESA’S PRODUCTS, OR INDUCES ANY PERSON TO USE OR APPLY MESA’S PRODUCTS BY MISREPRESENTATION OF THE PRODUCT, ITS CHARACTERISTICS, USE, COST, AVAILABILITY, SAFETY OR APPLICATIONS, NHSPS SHALL INDEMNIFY, DEFEND, PAY, SAVE AND HOLD MESA HARMLESS FROM ANY AND ALL CLAIMS, COSTS, JUDGEMENTS, AND DAMAGES, INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES OF COUNSEL, WHICH ARE INCURRED AS A DIRECT OR INDIRECT CONSEQUENCE THEREOF.

8. REPORTING AND SALES FORECASTS

NHSPS must upon request, quarterly and as soon as available provide MESA with:

(a) Available market information including, but not limited to, pricing on related products and applicable accessories, new product information, associated costs, procedures, and problem areas. Notwithstanding the forgoing, in no event shall the above information or any other information be obtained from sources that are in direct competition with MESA. In no event shall the above information be released, disclosed, or disseminated in any way to anyone other than MESA during the Term of this Agreement, and for a period of two (2) years thereafter, without MESA’s prior written consent.

(b) Forecasts by territory, with respect to the total number of physicians expected to be sold (broken down and separated by specialty and sales, by state). These forecasts will be updated at least every 3 months or sooner, If a moderate market change occurs, that impacts the sales forecast and production schedule. Failure to make satisfactory progress toward meeting sales forecasts and previously agreed upon sales goals shall be grounds for termination of this Agreement by MESA.

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Marketing Company Agreement

9. COMMISSIONS

Subject to the terms and conditions of this Agreement, NHSPS will receive a commission on sales (third party insurance reimbursement) in accordance with the following schedule:

(a) NHSPS will receive a commission of 55% of total amount committed to the pharmacy from the Insurance payor from prescriptions and refills that have been generated by the Services NHSPS provides to MESA. In the event that MESA receives a no pay from the Insurance payor for a non-covered patient, or a non-covered medication, or a no pay for a Medlcare/Medicaid product, then there is no commission due to the Sales Rep. Commissions on the total commissionable sales shall be paid to NHSPS twice a month. NHSPS will submit an invoice to MESA on the 3rd and 18th of every month and payment is due upon receipt. The committed prescriptions from the 1st of the month to the 15th will be invoiced on the 18th and the committed prescriptions from the 15th to the 30th will be invoiced on the 3rd.

(b) Any dispute or claim by NHSPS with respect to the entitlement and/or amount of commissions shall be made in writing to MESA within forty-five (45) days from the end of the month for which commissions are claimed as to entitlement and/or amount. Failure to timely raise in writing any claims or disputes with respect to entitlement or amount shall constitute a total waiver by NHSPS for any such commissions.

(c) The parties intend that the compensation due under this Agreement shall be consistent with applicable laws. The compensation set forth herein is based on an agreement of the parties as to the fair market value for the Services. The parties have made such investigation as is necessary to satisfy themselves as to the appropriateness of the levels of compensation. To the extent that any change in law, regulation or judicial Interpretation of applicable law would render any element of compensation hereunder to be illegal, upon the request of either party, the parties shall confer promptly to negotiate an adjustment to the relevant element of compensation or modification of the Services to conform to the law. If the parties are unable to agree upon an adjustment to compensation or modification of the services, then either party may give notice of termination of this Agreement in accordance with Section 19(c) hereof.

(d) NHSPS, and the NHSPS Groups, shall be responsible for the payment of all expenses that it incurs in the provision of the Services and all taxes, whether based on income, payroll or otherwise, that may be imposed on the commissions paid hereunder. MESA shall have no obligation to reimburse or pay any expenses on behalf of NHSPS, and/or the NHSPS Groups, unless approved by MESA prior to such expenditure.

10. THIS SECTION HAS SEEN LEFT INTENTIONALLY BLANK.

11. SAMPLES

Any samples provided to NHSPS shall remain the property of MESA, cannot be sold or transferred to any other person and must be returned upon request. It shall be the responsibility of NHSPS, and/or the NHSPS Group principal, to ensure that each representative, who is active, has in his or her possession, or has readily available access to a complete line of MESA’s products. All samples are subject to review at any time by MESA and under no circumstances may be sold, transferred, conveyed, pledged, or hypothecated to any individual or any other entity, unless approved in advance in writing by MESA. Failure of NHSPS to maintain samples in a perfect working order shall be a cause to immediately terminate this Agreement by MESA.

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Marketing Company Agreement

12. TRADE SHOWS AND CONVENTIONS

NHSPS will from time to time take booth space at conventions and will have certain sales representatives attend on behalf of MESA, but only if authorized in advance by MESA.

13. MEETINGS

NHSPS may from time to time attend national trade show meetings, shows, or training programs if requested by MESA.

14. TECHNICAL SUPPORT AND INSURANCE

NHSPS shall provide technical and training support and insurance as needed.

15. SUBCONTRACTING OR ASSIGNMENT

It is agreed that subcontracting or assignment of this Agreement may happen only by the mutual written consent of the parties. Under no circumstances will NHSPS subcontract, assign, delegate or otherwise have any person or entity perform any of the duties and obligations of NHSPS under this Agreement without MESA’s express written consent.

16. GOVERNING LAW

This Agreement shall be deemed to have been made in California and shall be governed and construed in accordance with the laws of the State of California. Should a disagreement arise over any of the provisions relating to this Agreement, NHSPS and MESA shall first meet to make a good faith effort to settle any dispute. If this meeting is unsuccessful, both parties hereby agree that any unresolved dispute shall be settled in binding arbitration under the rules of the American Arbitration Association. Specifically, this Agreement sets forth the entire understanding and agreements of the parties hereto with respect to the subject matter hereof and supersedes all other representations and understandings both written and oral. This Agreement is drafted under the laws of the state of California, and the venue for any legal recourse shall take place under laws as written in California, and the venue for any legal recourse shall take place under these laws and be adjudicated within its jurisdiction. Further, the parties agree that any controversy or claim arising out of, or relating to, this agreement, or the breach thereof, shall be settled by binding arbitration with the American Arbitration Association, and in accordance with the rules of the American Arbitration Association in the state of California, under their auspices and the parties agree to have any dispute heard and adjudicated under these rules in the state of California, and both parties agree to be bound by the decision of the arbitrator and to pay their proportionate fees as required under the rules of the association and judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof.

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Marketing Company Agreement

17. TERM

This Agreement shall be effective as of the Effective Date, and the initial term of this Agreement shall be for one year (the “Term”), terminating on January 26, 2016 (“Termination Date”).

Not less than sixty (60) days prior to January 26 of each year, commencing with January 26, 2015 (each, a “Renewal Date”), the parties hereto shall each have the right to propose a renewal of this Agreement for an additional term of one (1) year. Such receiving party shall then have thirty (30) days thereafter to accept or decline the proposed renewal; provided however that the failure by the receiving party to accept the renewal term within the thirty (30) day response period shall be deemed to be a rejection of the proposed renewal term and this Agreement shall terminate as of the end of the then current term.

18. DISPUTES

As described in detail in paragraph 17 hereof, any claim, matter or controversy arising out of or relating to this Agreement, or the breach thereof, shall be decided by binding arbitration with and under the rules of the American Arbitration Association.

19. TERMINATION

Except as otherwise specified herein:

(a) Termination for Cause by Either Party. Except as provided in Sections (b) and (c) below, either party may terminate this Agreement for cause upon written notice to the other party specifying the nature of the alleged breach of this Agreement. For purposes of this Agreement, “cause” shall be construed to mean a material breach of an obligation to be performed hereunder, that is not cured within thirty (30) days or for which reasonable steps to cure are not undertaken and diligently and continuously pursued if such cure cannot reasonably be achieved during such thirty (30) day period.

(b) Bankruptcy. Either party may terminate this Agreement effective immediately upon written notice, if the other party files a petition in bankruptcy is adjudicated bankrupt, or takes advantage of the insolvency laws of any jurisdiction, makes an assignment for the benefit of creditors, is voluntarily or involuntarily dissolved, or has a receiver, trustee, or other court officer appointed with respect to its property.

(c) Violation of law. Either party may terminate this Agreement immediately upon written notice, if the other party is operating in violation of any law that governs this Agreement unless the parties are unable to negotiate an adjustment to the compensation or modification to the Services in accordance with Section 3.3 to conform to the requirements of the law and address all legal obligations related to the violation.

(d) Termination without Cause. Either party may terminate this Agreement without cause upon giving ninety (90) days’ written notice to the other party.

(e) Effects of Termination. Upon termination of this Agreement, as provided herein, neither party shall have any further obligations hereunder except for (a) obligations accruing prior to the date of termination, and (b) obligations, promises, or covenants contained herein that are expressly made to extend beyond the Term of this Agreement. The termination of the Agreement shall not relieve either party of duties or obligations to promptly account for and pay to the other all amounts due under this Agreement through the date of such termination; provided that in the event of a termination in accordance with section (c) above, the parties’ obligations shall be limited by conformity to applicable law, i.e., neither party shall be entitled to performance of any obligation or payment of any amount that would constitute a violation of law.

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Marketing Company Agreement

20. CONFIDENTIALITY

The parties understand and acknowledge that during the Term of this Agreement they may receive or have access to information of a proprietary and confidential nature concerning the other party or the subject matter of this Agreement. “Confidential Information” shall mean all information designated in writing by a party to be confidential and all information concerning a party that is not otherwise publicly available, including but not limited to contents of any of the Products, computer codes, software applications, customer names, and pricing information. The parties shall use Confidential Information of the other solely for the purposes of this Agreement and enforce appropriate restrictions on their authorized employees or agents who need to know such information to carry out the terms of this Agreement. Upon the termination of this Agreement, each party will deliver to the other party any Confidential Information of the other, whether delivered or created pursuant to this Agreement. No party shall retain any of the other party’s Confidential Information, and upon written request, shall certify in writing to the return or destruction of such Confidential Information. This covenant concerning Confidential Information shall survive the termination of this Agreement for a period of two (2) years.

21. ENTIRE AGREEMENT

This Agreement embodies the entire agreement between the parties hereto, and there are no verbal or collateral agreements between them. All preliminary negotiations, representation and discussions are deemed merged herein. This Agreement may be altered or modified only in writing and signed by all parties hereto.

22. NOTICES

All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given only if mailed, certified return receipt request, or if sent by a well-recognized private delivery service or if personally delivered to, or if sent by fax or electronic mail with the original thereby sent by a means as specified below:

If to NHSPS:

NHS Pharma Sales Inc.

1323 W Colton Ave Suite 120

Redlands, CA 92374

Attn: Charles Ronald Green, Jr.

Fax: 909.666-5300

If to MESA:

Mesa Pharmacy, Inc.

18013 Sky Park Cir, Suite D

Irvine, CA 92614

Attn: Edward Kurtz

Fax: (949) 955-2925

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Marketing Company Agreement

All notices, requests and other communications shall be deemed received on the date of acknowledgment or other evidence of actual receipt in the case of certified mail, courier delivery or personal delivery, or in the case of fax delivery or electronic mail, upon the date of fax receipt or the date of the electronic mail, provided the original is delivered within two (2) business days. Any party hereto may designate different or additional parties for the receipt notice, pursuant to notice given In accordance with the foregoing.

IN WITNESS WHEREOF, the parties have executed this Agreement in Redlands, CA, as of the Effective Date hereof.

	NHS PHARMA SALES, INC.		MESA PHARMACY, INC.

By:		By:
Print:	Charles Ronald Green, Jr.	Print:	Edward Kurtz
Address:	1323 W. Colton Ave., Suite 120 Redlands, CA 92374	Address:	18013 Sky Park Circle, Suite A Irvine, CA 92614

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